Putnam Global Natural Resources Fund August 31, 2005 annual report

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the year ended August 31, 2005, Putnam Management has
assumed $5,159 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.


74U1		Class A	11,895
		Class B	4,554
		Class C	852

74U2		Class M	211
		Class R	23

74V1		Class A	31.01
		Class B	29.58
		Class C	29.96

74V2		Class M	30.46
		Class R	30.89